UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  November 18, 2011

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 18, 2011, Lone Star Transmission, LLC (Borrower), an indirect wholly-owned subsidiary of NextEra Energy Capital Holdings, Inc. (Capital Holdings), entered into an approximately $387 million principal amount senior secured limited-recourse variable rate loan agreement (Loan Agreement) maturing in November 2016.  Capital Holdings is a direct wholly-owned subsidiary of NextEra Energy, Inc. (NextEra Energy).  Borrowings under the Loan Agreement will be used to fund a portion of the construction and development costs related to a transmission project in Texas and associated facilities (the Project), including a portion of the amounts previously expended.  Borrowings under the Loan Agreement bear interest at the London InterBank Offered Rate (LIBOR) plus a specified margin, payable monthly, quarterly or semi-annually, depending on the interest period selected by the Borrower, and are secured by all of the Borrower’s assets as well as a pledge of the ownership interest in the Borrower.  The Loan Agreement also contains default and related acceleration provisions for failure to make required payments, defaults under the Capital Holdings guarantee described below, failure to comply with certain covenants (including a requirement that the Project must be completed by a certain date), certain bankruptcy-related events, and other actions by the Borrower or other parties as specified in the Loan Agreement.  Approximately $100 million was borrowed under the Loan Agreement on November 18, 2011, with the balance to be borrowed on a monthly basis through completion of the Project, which is expected to occur by March 2013.

Borrowings under the terms of the Loan Agreement are preconditioned on equity being contributed by the Borrower’s parent, and are drawn on a pro-rata basis with those equity contributions.  In addition, as a precondition to borrow under the Loan Agreement, among other things, NextEra Energy’s ratio of funded debt to total capitalization must not exceed a stated ratio.  The total equity funding commitment has been guaranteed by Capital Holdings in an amount not to exceed $374 million, which guarantee obligations are in turn guaranteed by NextEra Energy.  The related Capital Holdings guarantee contains default provisions and related provisions for acceleration of the unfunded equity commitment relating to, among other things, NextEra Energy's ratio of funded debt to total capitalization exceeding a specified ratio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
(Registrant)

Date:  November 21, 2011

CHRIS N. FROGGATT
Chris N. Froggatt Vice President, Controller and Chief Accounting Officer